Exhibit 31.2

CERTIFICATIONS PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT
OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Reinhard Kandera, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K on Form 10-K/A amending the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 of HOOKIPA Pharma Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2022	/s/ Reinhard Kandera
Reinhard Kandera
Chief Financial Officer
(Principal Financial Officer)